Exhibit 23.4

KPMG Cárdenas Dosal	Teléfono:	+ 01 (55) 52 46 83 00
Manuel Avila Camacho 176	www.kpmg.com.mx
Col. Reforma Social 11650 México, D.F.

Consent of Independent Registered Public Accounting Firm

To the General Comptroller’s Office

and the Board of Directors of

Petróleos Mexicanos:

We consent to the use of our report dated April 30, 2013, with respect to the consolidated statements of operations, changes in equity (deficit) and cash flows of Petróleos Mexicanos, Subsidiary Entities and Subsidiary Companies for the year ended December 31, 2012, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG Cárdenas Dosal, S.C.

/S/ PEDRO JAVIER MORALES RÍOS
C.P.C. Pedro Javier Morales Ríos
July 16, 2015

	Aguascalientes, Ags.	Mexicali, B.C.
	Cancún, Q. Roo.	México, D.F.
	Ciudad Juárez, Chih.	Monterrey, N.L.
	Culiacán, Sin.	Puebla, Pue.
	Chihuahua, Chih.	Querétaro, Qro.
KPMG Cárdenas Dosal, S.C. la Firma mexicana miembro de la	Guadalajara, Jal.	Reynosa, Tamps.
red de firmas miembro independientes de KPMG afiliadas a	Hermosillo, Son.	Saltillo, Coah.
KPMG International Cooperative (“KPMG International”), una	León, Gto.	San Luis Potosí, S.L.P.
entidad suiza.	Mérida, Yuc.	Tijuana, B.C.